Exhibit 99.1
News

FOR IMMEDIATE RELEASE
Media Contact Information: Sandy Pound	Investor Contact Information: Rafael Tejada
Thermo Fisher Scientific	Thermo Fisher Scientific
Phone: 781-622-1223	Phone: 781-622-1356
E-mail: sandy.pound@thermofisher.com	E-mail: rafael.tejada@thermofisher.com

Thermo Fisher Scientific Reports Second Quarter 2023 Results

WALTHAM, Mass. (July 26, 2023) – Thermo Fisher Scientific Inc. (NYSE: TMO), the world leader in serving science, today reported its financial results for the second quarter ended July 1, 2023.

Second Quarter 2023 Highlights

•Second quarter revenue was $10.69 billion, 3% lower versus the same quarter last year. Core organic revenue growth was 2%.
•Second quarter GAAP diluted earnings per share (EPS) was $3.51.
•Second quarter adjusted EPS was $5.15.

•The macroeconomic environment was more challenging in the second quarter and our PPI Business System helped the company to effectively navigate the environment.

•Strong execution of our proven growth strategy, launching a range of high-impact, innovative new products, including the groundbreaking Thermo Scientific™ Orbitrap™ Astral™ mass spectrometer, a significant advancement in mass spectrometry offering high resolution and speed to enable the discovery of new proteins and advance precision medicine; the Thermo Scientific Metrios 6, a fully automated scanning transmission electron microscope incorporating advanced machine learning to accelerate semiconductor development; the Gibco™ OncoPro™ Tumoroid Culture Medium Kit, to accelerate development of novel cancer therapies; and the first FDA-cleared assays for risk assessment and clinical management of preeclampsia, a serious pregnancy complication.

•Further strengthened our industry-leading commercial engine and trusted partner status with the opening of a state-of-the-art customer center of excellence in Milan, allowing us to consolidate capabilities from across the company to better serve our customers and enhance productivity.

•Shortly after the quarter ended, announced a definitive agreement to acquire CorEvitas for approximately $0.9 billion. Highly complementary to our leading clinical research business, CorEvitas provides regulatory-grade, real-world evidence solutions to pharmaceutical and biotechnology companies with objective data and clinical insights to improve patient care and clinical outcomes.

•Building on our environmental, social and governance priorities, we published our 2022 Corporate Social Responsibility Report, highlighting our actions in these areas and reflecting our commitment to society and our stakeholders.

“The macroeconomic environment became more challenging in the second quarter. Economic activity in China slowed, and across the economy more broadly, businesses became more cautious in their spend,” said Marc Casper, chairman, president and chief executive officer of Thermo Fisher Scientific. “The team is leveraging our PPI Business System to effectively manage through this dynamic environment.”

Casper added, “Our experienced management team has a long track record of successfully navigating and capitalizing on dynamic macro environments. We are incredibly well positioned to create value for all of our stakeholders and ensure a bright future for our company.”

Second Quarter 2023

Revenue for the quarter declined 3% to $10.69 billion in 2023, versus $10.97 billion in 2022. Organic revenue was 3% lower, Core organic revenue growth was 2%, and COVID-19 testing revenue was $0.08 billion.

GAAP Earnings Results

GAAP diluted EPS in the second quarter of 2023 was $3.51, versus $4.22 in the same quarter last year. GAAP operating income for the second quarter of 2023 was $1.58 billion, compared with $2.00 billion in the year-ago quarter. GAAP operating margin was 14.8%, compared with 18.2% in the second quarter of 2022.

Non-GAAP Earnings Results

Adjusted EPS in the second quarter of 2023 was $5.15, versus $5.51 in the second quarter of 2022. Adjusted operating income for the second quarter of 2023 was $2.37 billion, compared with $2.61 billion in the year-ago quarter. Adjusted operating margin was 22.2%, compared with 23.7% in the second quarter of 2022.

Annual Guidance for 2023

Given the macroeconomic environment, Thermo Fisher is revising revenue and adjusted EPS guidance for the full year. The company now expects 2023 revenue to be a range of $43.4 to $44.0 billion, with Core organic revenue growth of 2 to 4%, and adjusted EPS of $22.28 to $22.72.

Use of Non-GAAP Financial Measures

Adjusted EPS, adjusted net income, adjusted operating income, adjusted operating margin, free cash flow, organic revenue growth and Core organic revenue growth are non-GAAP measures that exclude certain items detailed after the tables that accompany this press release, under the heading “Supplemental Information Regarding Non-GAAP Financial Measures.” The reconciliations of GAAP to non-GAAP financial measures are provided in the tables that accompany this press release.

Conference Call

Thermo Fisher Scientific will hold its earnings conference call today, July 26, 2023, at 8:30 a.m. Eastern Time. To listen, dial (833) 470-1428 within the U.S. or (404) 975-4839 outside the U.S. The access code is 852304. You may also listen to the call live on the “Investors” section of our website, www.thermofisher.com. The earnings press release and related information can also be found in that section of our website under the heading “Financials”. A replay of the call will be available under “News, Events & Presentations” through Friday, August 11, 2023.

About Thermo Fisher Scientific

Thermo Fisher Scientific Inc. is the world leader in serving science, with annual revenue over $40 billion. Our Mission is to enable our customers to make the world healthier, cleaner and safer. Whether our customers are accelerating life sciences research, solving complex analytical challenges, increasing productivity in their laboratories, improving patient health through diagnostics or the development and manufacture of life-changing therapies, we are here to support them. Our global team delivers an unrivaled combination of innovative technologies, purchasing convenience and pharmaceutical services through our industry-leading brands, including Thermo Scientific, Applied Biosystems, Invitrogen, Fisher Scientific, Unity Lab Services, Patheon and PPD. For more information, please visit www.thermofisher.com.

Safe Harbor Statement

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the COVID-19 pandemic; the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties; dependence on customers' capital spending policies and government funding policies; the effect of economic and political conditions and exchange rate fluctuations on international operations; use and protection of intellectual property; the effect of changes in governmental regulations; any natural disaster, public health crisis or other catastrophic event; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to recent or pending acquisitions may not materialize as expected. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in our most recent annual report on Form 10-K and subsequent quarterly report on Form 10-Q, which are on file with the SEC and available in the “Investors” section of our website under the heading “SEC Filings.” While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

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Condensed Consolidated Statements of Income (unaudited)
	Three Months Ended
	July 1,	% of	July 2,	% of
(Dollars in millions except per share amounts)	2023	Revenues	2022	Revenues
Revenues	$10,687		$10,970
Costs and operating expenses:
Cost of revenues (a)	6,323	59.2%	6,240	56.9%
Selling, general and administrative expenses (b)	1,673	15.7%	1,740	15.9%
Amortization of acquisition-related intangible assets	585	5.4%	600	5.5%
Research and development expenses	345	3.2%	365	3.3%
Restructuring and other costs (c)	183	1.7%	24	0.2%
Total costs and operating expenses	9,109	85.2%	8,969	81.8%
Operating income	1,578	14.8%	2,001	18.2%
Interest income	178		36
Interest expense	(326)		(148)
Other income/(expense) (d)	—		28
Income before income taxes	1,430		1,917
Provision for income taxes (e)	(52)		(198)
Equity in earnings/(losses) of unconsolidated entities	(16)		(51)
Net income	1,362		1,668
Less: net income/(losses) attributable to noncontrolling interests and redeemable noncontrolling interest	1		4
Net income attributable to Thermo Fisher Scientific Inc.	$1,361	12.7%	$1,664	15.2%

Earnings per share attributable to Thermo Fisher Scientific Inc.:
Basic	$3.53		$4.25
Diluted	$3.51		$4.22
Weighted average shares:
Basic	386		392
Diluted	388		394

Reconciliation of adjusted operating income and adjusted operating margin
GAAP operating income	$1,578	14.8%	$2,001	18.2%
Cost of revenues adjustments (a)	18	0.2%	8	0.1%
Selling, general and administrative expenses adjustments (b)	6	0.1%	(28)	-0.3%
Restructuring and other costs (c)	183	1.7%	24	0.2%
Amortization of acquisition-related intangible assets	585	5.4%	600	5.5%
Adjusted operating income (non-GAAP measure)	$2,370	22.2%	$2,605	23.7%

Reconciliation of adjusted net income
GAAP net income attributable to Thermo Fisher Scientific Inc.	$1,361		$1,664
Cost of revenues adjustments (a)	18		8
Selling, general and administrative expenses adjustments (b)	6		(28)
Restructuring and other costs (c)	183		24
Amortization of acquisition-related intangible assets	585		600
Other income/expense adjustments (d)	(1)		(18)
Provision for income taxes adjustments (e)	(171)		(127)
Equity in earnings/losses of unconsolidated entities	16		51
Adjusted net income (non-GAAP measure)	$1,997		$2,174

Reconciliation of adjusted earnings per share
GAAP diluted EPS attributable to Thermo Fisher Scientific Inc.	$3.51		$4.22
Cost of revenues adjustments (a)	0.05		0.02
Selling, general and administrative expenses adjustments (b)	0.01		(0.07)
Restructuring and other costs (c)	0.47		0.06
Amortization of acquisition-related intangible assets	1.51		1.52
Other income/expense adjustments (d)	0.00		(0.05)
Provision for income taxes adjustments (e)	(0.44)		(0.32)
Equity in earnings/losses of unconsolidated entities	0.04		0.13
Adjusted EPS (non-GAAP measure)	$5.15		$5.51

Reconciliation of free cash flow
GAAP net cash provided by operating activities	$1,540		$1,528
Purchases of property, plant and equipment	(284)		(506)
Proceeds from sale of property, plant and equipment	4		12
Free cash flow (non-GAAP measure)	$1,260		$1,034

Business Segment Information	Three Months Ended
	July 1,	% of	July 2,	% of
(Dollars in millions)	2023	Revenues	2022	Revenues

Revenues
Life Sciences Solutions	$2,463	23.0%	$3,292	30.0%
Analytical Instruments	1,749	16.4%	1,607	14.6%
Specialty Diagnostics	1,109	10.4%	1,101	10.0%
Laboratory Products and Biopharma Services	5,831	54.6%	5,537	50.5%
Eliminations	(465)	-4.4%	(567)	-5.1%
Consolidated revenues	$10,687	100.0%	$10,970	100.0%

Segment income and segment income margin
Life Sciences Solutions	$817	33.2%	$1,327	40.3%
Analytical Instruments	432	24.7%	344	21.4%
Specialty Diagnostics	297	26.7%	243	22.1%
Laboratory Products and Biopharma Services	824	14.1%	691	12.5%
Subtotal reportable segments	2,370	22.2%	2,605	23.7%
Cost of revenues adjustments (a)	(18)	-0.2%	(8)	-0.1%
Selling, general and administrative expenses adjustments (b)	(6)	-0.1%	28	0.3%
Restructuring and other costs (c)	(183)	-1.7%	(24)	-0.2%
Amortization of acquisition-related intangible assets	(585)	-5.4%	(600)	-5.5%
Consolidated GAAP operating income	$1,578	14.8%	$2,001	18.2%

(a) Adjusted results in 2023 and 2022 exclude charges for the sale of inventory revalued at the date of acquisition. Adjusted results in 2023 also exclude $2 of charges for inventory write-downs associated with large-scale abandonment of product lines and $5 of accelerated depreciation on manufacturing assets to be abandoned due to facility consolidations.
(b) Adjusted results in 2023 and 2022 exclude certain third-party expenses, principally transaction/integration costs related to recent acquisitions, and charges/credits for changes in estimates of contingent acquisition consideration.
(c) Adjusted results in 2023 and 2022 exclude restructuring and other costs consisting principally of severance, impairments of long-lived assets, abandoned facility, and other expenses of headcount reductions and real estate consolidations. Adjusted results in 2023 also exclude $26 of contract termination costs associated with facility closures.
(d) Adjusted results in 2023 and 2022 exclude net gains/losses on investments.
(e) Adjusted provision for income taxes in 2023 and 2022 excludes incremental tax impacts for the reconciling items between GAAP and adjusted net income, incremental tax impacts as a result of tax rate/law changes, and the tax impacts from audit settlements.
Note:
Consolidated depreciation expense is $270 and $236 in 2023 and 2022, respectively.

Organic and Core organic revenue growth	Three months ended
July 1, 2023
Revenue growth	-3%
Acquisitions	1%
Currency translation	0%
Organic revenue growth (non-GAAP measure) *	-3%
COVID-19 testing revenue	-5%
Core organic revenue growth (non-GAAP measure) *	2%
* Results may not sum due to rounding.

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Condensed Consolidated Statements of Income (unaudited)
	Six months ended
	July 1,	% of	July 2,	% of
(Dollars in millions except per share amounts)	2023	Revenues	2022	Revenues
Revenues	$21,397		$22,788
Costs and operating expenses:
Cost of revenues (a)	12,760	59.6%	12,454	54.7%
Selling, general and administrative expenses (b)	3,319	15.5%	3,548	15.6%
Amortization of acquisition-related intangible assets	1,191	5.5%	1,209	5.3%
Research and development expenses	691	3.2%	729	3.2%
Restructuring and other costs (c)	295	1.4%	26	0.1%
Total costs and operating expenses	18,256	85.3%	17,966	78.8%
Operating income	3,141	14.7%	4,822	21.2%
Interest income	324		54
Interest expense	(626)		(284)
Other income/(expense) (d)	(46)		(135)
Income before income taxes	2,793		4,457
Provision for income taxes (e)	(98)		(499)
Equity in earnings/(losses) of unconsolidated entities	(41)		(70)
Net income	2,654		3,888
Less: net income/(losses) attributable to noncontrolling interests and redeemable noncontrolling interest	4		9
Net income attributable to Thermo Fisher Scientific Inc.	$2,650	12.4%	$3,879	17.0%

Earnings per share attributable to Thermo Fisher Scientific Inc.:
Basic	$6.86		$9.90
Diluted	$6.83		$9.83
Weighted average shares:
Basic	386		392
Diluted	388		394

Reconciliation of adjusted operating income and adjusted operating margin
GAAP operating income	$3,141	14.7%	$4,822	21.2%
Cost of revenues adjustments (a)	59	0.3%	19	0.1%
Selling, general and administrative expenses adjustments (b)	14	0.1%	(21)	-0.1%
Restructuring and other costs (c)	295	1.4%	26	0.1%
Amortization of acquisition-related intangible assets	1,191	5.5%	1,209	5.3%
Adjusted operating income (non-GAAP measure)	$4,700	22.0%	$6,055	26.6%

Reconciliation of adjusted net income
GAAP net income attributable to Thermo Fisher Scientific Inc.	$2,650		$3,879
Cost of revenues adjustments (a)	59		19
Selling, general and administrative expenses adjustments (b)	14		(21)
Restructuring and other costs (c)	295		26
Amortization of acquisition-related intangible assets	1,191		1,209
Other income/expense adjustments (d)	45		149
Provision for income taxes adjustments (e)	(342)		(296)
Equity in earnings/losses of unconsolidated entities	41		70
Adjusted net income (non-GAAP measure)	$3,953		$5,035

Reconciliation of adjusted earnings per share
GAAP diluted EPS attributable to Thermo Fisher Scientific Inc.	$6.83		$9.83
Cost of revenues adjustments (a)	0.15		0.05
Selling, general and administrative expenses adjustments (b)	0.03		(0.05)
Restructuring and other costs (c)	0.76		0.06
Amortization of acquisition-related intangible assets	3.07		3.06
Other income/expense adjustments (d)	0.11		0.38
Provision for income taxes adjustments (e)	(0.88)		(0.75)
Equity in earnings/losses of unconsolidated entities	0.11		0.18
Adjusted EPS (non-GAAP measure)	$10.18		$12.76

Reconciliation of free cash flow
GAAP net cash provided by operating activities	$2,269		$3,730
Purchases of property, plant and equipment	(742)		(1,146)
Proceeds from sale of property, plant and equipment	10		14
Free cash flow (non-GAAP measure)	$1,537		$2,598

Business Segment Information	Six months ended
	July 1,	% of	July 2,	% of
(Dollars in millions)	2023	Revenues	2022	Revenues

Revenues
Life Sciences Solutions	$5,075	23.7%	$7,523	33.0%
Analytical Instruments	3,472	16.2%	3,125	13.7%
Specialty Diagnostics	2,217	10.4%	2,583	11.3%
Laboratory Products and Biopharma Services	11,594	54.2%	10,979	48.2%
Eliminations	(961)	-4.5%	(1,422)	-6.2%
Consolidated revenues	$21,397	100.0%	$22,788	100.0%

Segment income and segment income margin
Life Sciences Solutions	$1,653	32.6%	$3,503	46.6%
Analytical Instruments	853	24.6%	645	20.6%
Specialty Diagnostics	577	26.0%	596	23.1%
Laboratory Products and Biopharma Services	1,617	14.0%	1,311	11.9%
Subtotal reportable segments	4,700	22.0%	6,055	26.6%
Cost of revenues adjustments (a)	(59)	-0.3%	(19)	-0.1%
Selling, general and administrative expenses adjustments (b)	(14)	-0.1%	21	0.1%
Restructuring and other costs (c)	(295)	-1.4%	(26)	-0.1%
Amortization of acquisition-related intangible assets	(1,191)	-5.5%	(1,209)	-5.3%
Consolidated GAAP operating income	$3,141	14.7%	$4,822	21.2%

(a) Adjusted results in 2023 and in 2022 exclude charges for the sale of inventories revalued at the date of acquisition. Adjusted results in 2023 also exclude $33 of charges for inventory write-downs associated with large-scale abandonment of product lines and $5 of accelerated depreciation on manufacturing assets to be abandoned due to facility consolidations.
(b) Adjusted results in 2023 and 2022 exclude certain third-party expenses, principally transaction/integration costs related to recent acquisitions and charges/credits for changes in estimates of contingent acquisition consideration.
(c) Adjusted results in 2023 and 2022 exclude restructuring and other costs consisting principally of severance, impairments of long-lived assets, abandoned facility and other expenses of headcount reductions and real estate consolidations. Adjusted results in 2023 also exclude $26 of contract termination costs associated with facility closures and $18 of net charges for pre-acquisition litigation and other matters.
(d) Adjusted results in 2023 and 2022 exclude net gains/losses on investments. Adjusted results in 2022 also exclude $26 of losses on the early extinguishment of debt.
(e) Adjusted provision for income taxes in 2023 and 2022 excludes incremental tax impacts for the reconciling items between GAAP and adjusted net income, incremental tax impacts as a result of tax rate/law changes and the tax impacts from audit settlements.
Notes:
Consolidated depreciation expense is $523 and $486 in 2023 and 2022, respectively.

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Condensed Consolidated Balance Sheets (unaudited)

	July 1,	December 31,
(In millions)	2023	2022

Assets
Current assets:
Cash and cash equivalents	$3,133	$8,524
Accounts receivable, net	8,019	8,115
Inventories	5,655	5,634
Other current assets	3,188	2,956
Total current assets	19,995	25,229
Property, plant and equipment, net	9,292	9,280
Acquisition-related intangible assets, net	17,437	17,442
Other assets	4,108	4,007
Goodwill	43,273	41,196
Total assets	$94,105	$97,154

Liabilities, redeemable noncontrolling interest and equity
Current liabilities:
Short-term obligations and current maturities of long-term obligations	$4,814	$5,579
Other current liabilities	9,298	11,431
Total current liabilities	14,112	17,010
Other long-term liabilities	6,884	7,087
Long-term obligations	29,194	28,909
Redeemable noncontrolling interest	113	116
Total equity	43,802	44,032
Total liabilities, redeemable noncontrolling interest and equity	$94,105	$97,154

Condensed Consolidated Statements of Cash Flows (unaudited)

	Six months ended
	July 1,	July 2,
(In millions)	2023	2022

Operating activities
Net income	$2,654	$3,888
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,714	1,695
Change in deferred income taxes	(328)	(601)
Other non-cash expenses, net	480	472
Changes in assets and liabilities, excluding the effects of acquisitions	(2,251)	(1,724)
Net cash provided by operating activities	2,269	3,730

Investing activities
Acquisitions, net of cash acquired	(2,751)	(40)
Purchases of property, plant and equipment	(742)	(1,146)
Proceeds from sale of property, plant and equipment	10	14
Other investing activities, net	(102)	83
Net cash used in investing activities	(3,585)	(1,089)

Financing activities
Repayment of debt	(1,000)	(375)
Net proceeds from issuance of commercial paper	1,620	1,032
Repayment of commercial paper	(1,441)	(3,490)
Purchases of company common stock	(3,000)	(2,000)
Dividends paid	(252)	(220)
Other financing activities, net	24	3
Net cash used in financing activities	(4,049)	(5,050)

Exchange rate effect on cash	(19)	(177)
Decrease in cash, cash equivalents and restricted cash	(5,384)	(2,586)
Cash, cash equivalents and restricted cash at beginning of period	8,537	4,491
Cash, cash equivalents and restricted cash at end of period	$3,153	$1,905

Free cash flow (non-GAAP measure)	$1,537	$2,598

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Supplemental Information Regarding Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures such as organic revenue growth, which is reported revenue growth, excluding the impacts of revenues from acquired businesses and the effects of currency translation. We also report Core organic revenue growth, which is reported revenue growth, excluding the impacts of COVID-19 testing revenue, and excluding the impacts of acquisitions and currency translation. We report these measures because Thermo Fisher management believes that in order to understand the company’s short-term and long-term financial trends, investors may wish to consider the impact of acquisitions, foreign currency translation and/or COVID-19 testing on revenues. Thermo Fisher management uses these measures to forecast and evaluate the operational performance of the company as well as to compare revenues of current periods to prior periods.

We report adjusted operating income, adjusted operating income margin, adjusted net income, and adjusted EPS. We believe that the use of these non-GAAP financial measures, in addition to GAAP financial measures, helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s core operating performance, especially when comparing such results to previous periods, forecasts, and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making and for compensation purposes. To calculate these measures we exclude, as applicable:

•Certain acquisition-related costs, including charges for the sale of inventories revalued at the date of acquisition, significant transaction/acquisition-related costs, including changes in estimates of contingent acquisition-related consideration, and other costs associated with obtaining short-term financing commitments for pending/recent acquisitions. We exclude these costs because we do not believe they are indicative of our normal operating costs.

•Costs/income associated with restructuring activities and large-scale abandonments of product lines, such as reducing overhead and consolidating facilities. We exclude these costs because we believe that the costs related to restructuring activities are not indicative of our normal operating costs.

•Equity in earnings/losses of unconsolidated entities; impairments of long-lived assets; and certain other gains and losses that are either isolated or cannot be expected to occur again with any predictability, including gains/losses on investments, the sale of businesses, product lines, and real estate, significant litigation-related matters, curtailments/settlements of pension plans, and the early retirement of debt. We exclude these items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

•The expense associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of up to 20 years. Exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

•The tax impacts of the above items and the impact of significant tax audits or events (such as changes in deferred taxes from enacted tax rate/law changes), the latter of which we exclude because they are outside of our normal operations and difficult to forecast accurately for future periods.

We report free cash flow, which is operating cash flow excluding net capital expenditures, to provide a view of the continuing operations’ ability to generate cash for use in acquisitions and other investing and financing activities. The company also uses this measure as an indication of the strength of the company. Free cash flow is not a measure of cash available for discretionary expenditures since we have certain non-discretionary obligations such as debt service that are not deducted from the measure.

Thermo Fisher Scientific does not provide GAAP financial measures on a forward-looking basis because we are unable to predict with reasonable certainty and without unreasonable effort items such as the timing and amount of future restructuring actions and acquisition-related charges as well as gains or losses from sales of real estate and businesses, the early retirement of debt and the outcome of legal proceedings. The timing and amount of these items are uncertain and could be material to Thermo Fisher Scientific’s results computed in accordance with GAAP.

The non-GAAP financial measures of Thermo Fisher Scientific’s results of operations and cash flows included in this press release are not meant to be considered superior to or a substitute for Thermo Fisher Scientific’s results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the tables above.